INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-81414, No. 33-90264, No. 33-93366, No. 333-11373 and No. 333-8183 of Dialogic
Corporation on Form S-8 and in Registration Statements No. 33-91164 and No. 333-11369 on Form S-3 of Dialogic Corporation of our Reports dated February 10, 1997 appearing in and incorporated by reference in this Annual Report on Form 10-K of Dialogic Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
March 28, 1997